EXHIBIT 21

                   ALLIANT ENERGY CORPORATION
                 SUBSIDIARIES OF THE REGISTRANT

The following are deemed to be significant subsidiaries of Alliant Energy Corporation as of December 31, 2000:

Name of Subsidiary                              State of Incorporation
------------------                              -----------------------

IES Utilities Inc.                              Iowa

Wisconsin Power and Light Company               Wisconsin

Interstate Power Company                        Delaware

Alliant Energy Resources, Inc.                  Wisconsin

     Alliant Energy Investments, Inc.           Iowa



                WISCONSIN POWER AND LIGHT COMPANY
                 SUBSIDIARIES OF THE REGISTRANT

The following is deemed to be a significant subsidiary of Wisconsin Power and Light Company as of December 31, 2000:

Name of Subsidiary                              State of Incorporation
------------------                              -----------------------

WPL Transco LLC                                 Wisconsin